DISTRIBUTOR'S CONTRACT

      Each Massachusetts Business Trust (Trust) designated in Appendix 2 from time to time, acting severally, and Colonial Investment Services, Inc. (CISI), a Massachusetts corporation, agree effective December 30, 1996:

      1. APPOINTMENT OF CISI. The Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). The Trust appoints CISI as the principal underwriter and exclusive distributor of Shares of Funds designated in Appendix 2. The Contract will apply to each Fund as set forth on Appendix 2 as it may be amended from time to time with the latest effective date and signed.

      2. SALE OF SHARES. CISI, acting as principal for its own account and not as agent for the Trust, shall have the exclusive right to purchase Shares and shall sell Shares in accordance with a Fund's prospectus on a "best efforts" basis. CISI shall purchase Shares at a price equal to the net asset value only as needed to fill orders. CISI will receive all sales charges. CISI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased. The Trust may at any time refuse to sell Shares hereunder and may issue Shares directly to shareholders as a stock split or dividend.

      3. REDEMPTION OF SHARES. The Trust will redeem in accordance with a Fund's prospectus all Shares tendered by CISI pursuant to shareholder redemption requests. CISI will notify the Trust at the end of each business day of the Shares of each Fund tendered.

      4. COMPLIANCE. CISI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies the Trust for any damage or expense from unlawful acts by CISI and persons acting under its direction or authority.

      5.  EXPENSES.  The Trust will pay all expenses associated with:

         a.   the registration and qualification of Shares for sale;

         b.   shareholder meetings and proxy solicitation;

         c.   Share certificates;

         d.   communications to shareholders; and

         e.   taxes payable upon the issuance of Shares to CISI.

CISI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

      6. 12b-1 PLAN. Except as indicated in Appendix 1 which may be revised from time to time, dated and signed, this Section 6 constitutes each Fund's distribution plan (Plan) adopted pursuant to Rule 12b-1 (Rule) under the Investment Company Act of 1940 (Act).

               A. The Fund* shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class A and B Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares. Each of the Funds identified on Appendix 1 as having a Class D share 12b-1 Plan shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class D shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class D shares. Each of the Funds identified on Appendix 1 as having a Class C share 12b-1 Plan shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class C shares on the 20th of each month and a distribution fee at an annual rate of 0.15% of the average daily net assets of its Class C shares. Each of the Funds identified on Appendix 1 having a Class E share 12b-1 Plan shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class E shares on the 20th of each month and a distribution fee at an annual rate of 0.10% of the average daily net assets of its Class E shares. Each of the Funds identified on Appendix 1 having a Class F share 12b-1 Plan shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class F shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class F shares. Each of the Funds identified on Appendix 1 having a Class G share 12b-1 Plan shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class G shares on the 20th of each month and a distribution fee at an annual rate of 0.10% of the

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* Except as indicated in Appendix 1.

         average daily net assets of its Class G shares outstanding less than five years from the date of purchase and 0.25% of the average daily net assets of its Class G shares outstanding for five years or more. Each of the Funds identified on Appendix 1 having a Class H share 12b-1 Plan shall pay CISI monthly a service fee at the annual rate of 0.25% of the net assets of its Class H shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class H shares. CISI may use the service and distribution fees received from the Fund as reimbursement for commissions and service fees paid to financial service firms which sold Fund shares and to defray other CISI distribution and shareholder servicing expenses, including its expenses set forth in Paragraph 5. CISI shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

               B. Payments by the Trust to CISI and its affiliates (including Colonial Management Associates, Inc.) other than any prescribed by
         Section 6A which may be indirect financing of distribution costs are authorized by this Plan.

               C. The Plan shall continue in effect with respect to a Class of shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to a Class of shares at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

      7. CONTINUATION, AMENDMENT OR TERMINATION. This Contract (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (c) may be amended at any time by written agreement of the parties, each in accordance with the Act. This Contract (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by CMAI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Contract shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

      8. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Contract is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

Agreed:


EACH TRUST DESIGNATED IN APPENDIX 2



By:__________________________________________
    Arthur O. Stern, Secretary For Each Trust



COLONIAL INVESTMENT SERVICES, INC.



By:_______________________________________
Marilyn Karagiannis, Senior Vice President


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


                                                    APPENDIX 1


THE FOLLOWING IS APPLICABLE TO THE DESIGNATED FUND'S 12b-1 PLAN:


1. For Colonial Government Money Market Fund and Colonial Municipal Money Market Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CISI monthly a service fee at an annual rate of 0.25% of the net assets of its Class B Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B shares."


2. For Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund the first sentence of
      Section 6A is replaced with: "The Fund shall pay CISI monthly (i) a service fee at the annual rate of (A) 0.10% of the net assets attributable to its Class A and Class B shares outstanding as of the 20th day of each month which were issued prior to December 1, 1994, and (B) 0.25% of the net assets attributable to its Class A and Class B shares outstanding as of the 20th day of each month which were issued on or after December 1, 1994, and (ii) a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B shares."


3. For The Colonial Fund and Colonial Growth Shares Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CISI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to April 1, 1989, and 0.25% of the net assets on the 20th of each month of its Class A and B Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares.


4. For Colonial Strategic Income Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CISI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to January 1, 1993, and 0.25% of the net assets on the 20th of each month of its Class A and B Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B Shares."


5. For Colonial Short Duration U.S. Government Fund and Colonial Intermediate Tax-Exempt Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay CISI monthly a service fee at an annual rate of 0.20% of the net assets on the 20th of each month of its Class A and B Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B Shares."

6. For Colonial Strategic Balanced Fund, the following sentence is added as the second sentence of Section 6A: " The Fund shall also pay CISI an annual distribution fee not exceeding 0.30% of the average net assets attributed to its Class A shares."


7. The Funds with Class D share 12b-1 Plans are as follows: Colonial Strategic Balanced Fund, Colonial International Fund for Growth, Colonial Government Money Market Fund, Colonial U.S. Fund for Growth, Colonial Global Utilities Fund, Colonial Newport Tiger Fund, Colonial Small Stock Fund, Colonial High Yield Securities Fund, Colonial Aggressive Growth Fund, Colonial Equity Income Fund, Colonial International Equity Fund, Colonial Growth Fund, Colonial Newport Tiger Cub Fund, Colonial Newport Japan Fund and Colonial Tax-Managed Growth Fund.


8. The Funds with Class C share 12b-1 Plans are as follows: Colonial Short Duration U.S. Government Fund.


9. Colonial Newport Tiger Fund does not offer a 12b-1 plan for Class T and Class Z shares.


10. Colonial Small Stock Fund, The Colonial Fund, Colonial Newport Tiger Cub Fund and Colonial Newport Japan Fund do not offer a 12b-1 plan for Class Z shares.


11. The Funds with Class E, Class F, Class G and Class H share 12b-1 Plans are as follows: Colonial Tax-Managed Growth Fund






By:_____________________________________________
       Arthur O. Stern, Secretary For Each Trust



By:______________________________________________
       Marilyn Karagiannis, Senior Vice President
       Colonial Investment Services, Inc.



Dated: December 30, 1996




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


                                   APPENDIX 2

Trust                                        Series

Colonial Trust I
                  Colonial High Yield Securities Fund
                  Colonial Income Fund
                  Colonial Strategic Income Fund
                  Colonial Tax-Managed Growth Fund
Colonial Trust II
                  Colonial Government Money Market Fund
                  Colonial U.S. Government Fund
                  Colonial Short Duration U.S. Government Fund
                  Colonial Newport Tiger Cub Fund
                  Colonial Newport Japan Fund
Colonial Trust III
                  Colonial Growth Shares Fund The Colonial Fund Colonial Federal Securities Fund Colonial Global Equity Fund Colonial Global Natural Resources Fund Colonial International Fund for Growth Colonial Strategic Balanced Fund Colonial Global Utilities Fund
Colonial Trust IV
                  Colonial High Yield Municipal Fund
                  Colonial Intermediate Tax-Exempt Fund
                  Colonial Tax-Exempt Fund
                  Colonial Tax-Exempt Insured Fund
                  Colonial Municipal Money Market Fund
                  Colonial Utilities Fund
Colonial Trust V
                  Colonial Massachusetts Tax-Exempt Fund Colonial Connecticut Tax-Exempt Fund Colonial California Tax-Exempt Fund Colonial Michigan Tax-Exempt Fund Colonial Minnesota Tax-Exempt Fund Colonial New York Tax-Exempt Fund Colonial North Carolina Tax-Exempt Fund Colonial Ohio Tax-Exempt Fund Colonial Florida Tax-Exempt Fund
Colonial Trust VI
                  Colonial U.S. Fund for Growth
                  Colonial Small Stock Fund
                  Colonial Aggressive Growth Fund
                  Colonial Equity Income Fund
                  Colonial International Equity Fund
Colonial Trust VII
                  Colonial Newport Tiger Fund

By:_____________________________________________
       Arthur O. Stern, Secretary For Each Trust


By:______________________________________________
       Marilyn Karagiannis, Senior Vice President
       Colonial Investment Services, Inc.

Dated: December 30, 1996
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